Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), effective as of August 6, 2021 (the “Effective Date”) by and among (A) Chuah Su Mei, an individual with an address of No. 45-2, Jalan USJ 21/10, Subang Jaya 47640, Selangor Darul Ehsan, Malaysia (the “Seller”), (B) Silver Glory Group Limited, with an address at No. a1111, Huafeng financial port, 1003 Xin'an Sixth Road, Bao'an District, Shenzhen City, Guangdong Province, China (“Buyer”), and (C) Tianci International, Inc. (“CIIT”), a Nevada corporation, with an address at No. 45-2, Jalan USJ 21/10, Subang Jaya, Selangor Darul Ehsan, Malaysia (the “Company”).

WHEREAS, Seller owns 1,793,000 as of the date of Closing restricted shares of common stock, par value $0.0001, of the Company;

WHEREAS, Buyer is willing to acquire 1,793,000 shares of common stock of the Company (the “Shares”) (which represent approximately 73.18% of the issued and outstanding shares of common stock of the Company) from Seller for a purchase price of Five Hundred and Twenty Five Thousand U.S. Dollars ($525,000) (the “Purchase Price”) on the terms and conditions set forth below;

WHEREAS, Seller, Buyer and Hunter Taubman Fischer & Li LLC (the “Escrow Agent”) entered into an escrow agreement dated as August 2, 2021, as amended (the “Escrow Agreement”); and

WHEREAS, Seller and Buyer have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in their respective best interests.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I SALE AND PURCHASE OF THE SHARES

Section 1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares.

Section 1.2 Closing. The purchase of the Shares shall be consummated at a closing (“Closing”) to take place remotely on or before 5 p.m. Eastern Time August 20, 2021 or any other date as agreed upon by the parties hereto (the “Closing Date”).

Section 1.3 Payment of the Purchase Price. Upon the execution of the Escrow Agreement, Buyer should wire the Purchase Price to the Escrow Agent. Unless the Escrow Agreement has been earlier terminated according to its terms, the full amount of the Purchase Price shall be released to Seller by the Escrow Agent at the Closing.

Section 1.4 Delivery of Shares and Documents.

Unless waived in writing by Buyer, upon the Closing, the Seller and the Company shall deliver to Buyer:

1.	The Company’s books and records;

2.	Executed Pay-off Letter or Waiver Letter from Seller regarding full repayment of and or cancellation and release of any and all liabilities of the Company owed to Seller;

3.	Signed resignation letters of all existing officers and directors of the Company;

4.	Executed Board consents appointing designees of the Purchaser as directors and officers of the Company;

5.	All Edgar codes of the Company necessary to make filings with the Securities and Exchange Commission;

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6.	Contact information of service providers of the Company necessary to comply with SEC rules and regulations and to maintain the quotation on over-the-counter bulletin board, and confirmation from each of such service providers that there is no outstanding balance owed by the Company as of the Closing Date;

7.	Written confirmation from the Company’s stock transfer agent that it has received all documentation necessary to effectuate the transfer of stock certificates representing the Shares to the Purchaser, including the issuance of stock certificates representing the Shares to the Purchaser or its designee.

Section 1.5 Other Closing Deliveries. Seller shall deliver other customary closing documents as may be reasonably requested by Buyer.

ARTICLE II REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer that each of the following representations, warranties and covenants are true, correct, and complete as of the date hereof and as of the Closing Date. All references in this Agreement to “Knowledge of the Company” shall mean the actual knowledge, after reasonable investigation, of the Company.

Section 2.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has the requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted, to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement. The Company is duly qualified to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company or its business. “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to: (a) have a material adverse effect on the business, assets, financial condition, prospects or results of operations of the Company, as the case may be, in each case taken as a whole; (b) materially impair the ability of the Company, as the case may be, to perform its obligations under this Agreement; or (c) that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

Section 2.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

Section 2.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of the Company have been made available to Buyer, and no action has been taken to amend or repeal such Organizational Documents since the date of delivery. The Company is not in violation or breach of any of the provisions of its Organizational Documents. “Organizational Documents” means, the Company’s articles of incorporation and bylaws.

Section 2.4 Capitalization. The authorized capital stock of the Company consists of 100,000,000 of common stock, at $0.0001 par value, and 20,000,000 shares of preferred stock, at $0.0001 par value. As of the date hereof and immediately prior to Closing, 2,450,148 shares of common stock are issued and outstanding, including the Shares. There are no shares of preferred stock issued and outstanding and no other classes or series of capital stock authorized or issued. All issued and outstanding shares immediately prior to the Closing are duly authorized, validly issued, fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of the Company.

Section 2.5 Agreements. The Company is not a guarantor or indemnitor of any indebtedness of any other person, party or entity. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities. There are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

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Section 2.6 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of the Company, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Company or any requirement of law applicable to the Company which have result in a Material Adverse Effect, and (c) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any governmental authority against, or binding upon, the Company. There are no actions, subpoenas, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending, initiated, or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

Section 2.7 Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 2.8 Disclosure. The Company understand and confirm that Buyer is relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the SEC by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Buyer regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Seller or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 2.9 SEC Reports; Financial Statements. The Company has filed all required reports under Section 13 or 15(d) of the Exchange Act (“SEC Reports”) for the two (2) years preceding the date hereof. As of their respective dates, the SEC Reports and any registration statements filed under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Registration Statement and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Reports and Registration Statements regarding the Company’s business is current and complete and accurately reflects operations of the Company, as it exists as of the date hereof.

Section 2.10 Filings with Government Agencies. The Company files annual and quarterly reports with the SEC and is current in all filings that might be required and is current in their filings and reporting to the State of Nevada and any other states where it is currently qualified to do business. Upon the purchase of the Shares by Buyer, the Company will supply Buyer with all information that is currently available for the Company.

Section 2.11 Tax Matters. Seller shall be responsible for and pay all taxes associated with the transactions contemplated by this Agreement that are attributable to the Company and Seller including any taxes and any penalties associated with late payment of any taxes that were due or required to have been paid or withheld during the pre-closing tax period related to late filing of tax returns. Seller and the Company are not parties to any tax allocations or sharing agreements. The Shares are not subject to any lien arising in connection with any failure or alleged failure to pay tax. There are no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares.

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To the Company's and Seller’s knowledge, no claim has been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no actual, pending or, to the Company's or Seller’s knowledge, threatened liens, encumbrances, or charges against any of the assets of the Company arising in connection with any failure (or alleged failure) to pay any tax incurred. To the Company's and Seller’s knowledge, there is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing, orally or by any other means of communication. The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

Section 2.12 Financial Statements. The Company's financial statements fairly present the assets of the Company and liabilities of the Company incurred, in each case.

Section 2.13 Employees. Except as disclosed in the SEC Reports, the Company has no employees, independent contractors or other persons providing services to them. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the laws.

Section 2.14 Compliance with Laws. The business and operations of the Company have been and are being conducted materially in accordance with all applicable laws. The Company has not received notice of any violation (or any proceeding involving an allegation of any violation) of any applicable law and, no proceeding involving an allegation of violation of any applicable law is threatened or contemplated. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

Section 2.15 Bank Accounts and Safe Deposit Boxes. The Company does not have any bank or other deposit or financial account, nor does the Company have any lock boxes or safety deposit boxes.

Section 2.16 Intellectual Property. The Company does not own, use or license any intellectual property in its business as presently conducted.

Section 2.17 Authorization; Third Party Consents. No consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any governmental authority or any other person is required for the execution, delivery or performance (including, without limitation, the sale of the Shares) by, or enforcement against, the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such Authorizations as have already been obtained or (ii) as otherwise provided in this Agreement.

Section 2.18 Absence of Litigation. There are no lawsuits, actions or administrative, arbitration or other proceedings or governmental investigations ongoing, pending or threatened against or relating to the Company, or the Company's properties or business. The Company has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by the Company. The Company has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by the Company or any facilities or operations thereon.

ARTICLE III REPRESENTATIONS, COVENANTS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Buyer that each of the following are true, correct, and complete as of the date hereof and as of the Closing Date. All references in this Agreement to “knowledge of Seller(s)” shall mean the actual knowledge, after reasonable investigation, of Seller.

Section 3.1 Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of Seller, (b) do not violate, conflict with or result in any breach or default of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of the Seller or any requirement of law applicable to the Seller, and (c) do not violate any Orders of any governmental authority against, or binding upon, Seller. There are no Claims pending, initiated, or, to the knowledge of Seller, threatened, at law, in equity, in arbitration or before any governmental authority against the Company.

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Section 3.2 Ownership of Shares. Seller is the legal owner, and has good and marketable title (beneficially and of record) to the portion of the Shares he or she owns. All of the Shares, when sold to Buyer pursuant to this Agreement, will be: (i) duly authorized, validly issued, and outstanding; (ii) fully paid, non-assessable, and free of preemptive rights; and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances, or other interests of third parties of any nature whatsoever. Immediately prior to the Closing Date, to Seller’s knowledge, there are no outstanding options, warrants, rights, commitments, or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company; (ii) there are no voting trusts, voting agreements, proxies, or other agreements, instruments, or undertakings with respect to the voting of any Company securities to which the Company or any of its shareholders is a party; and (iii) there are no restrictions on transfer of any Company securities except for restrictions imposed by applicable laws. There are no contracts, commitments, understandings or arrangement by which the Company is bound to issue additional registered capital, share capital or other securities.

Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller and the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 3.4 Disclosure. Seller understands and confirms that Buyer is relying on the representations, warranties and covenants contained in this Agreement and the disclosures set forth in the reports, forms and other documents filed with the SEC by the Company (collectively, the “SEC Reports”) in entering into this Agreement. All disclosures contained in the SEC Reports or otherwise provided to Buyer regarding the Company, its businesses and the transactions contemplated hereby, furnished by or on behalf of Seller or the Company are complete, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 3.5 [Intentionally omitted.]

Section 3.6 Due Diligence Materials Provided. Seller has provided Buyer true and accurate copies of all corporate books and records relating to the Company in Seller’s possession or control. Seller does not have any knowledge of any liability or obligation of the Company other than is reflected in said books and records.

Section 3.7 Absence of Undisclosed Liability. As of the Closing Date, Seller and the Company had no liabilities which arose, either accrued or contingent, of a nature required to be reflected in the financial statements in accordance with generally accepted accounting principles, and whether due or to become due, which individually or in the aggregate are reasonably likely to have an adverse effect on the Company. The Company has fully paid all debtors, vendors and service providers for all obligations that have become due and payable as of the Closing Date.

ARTICLE IV REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that each of the following are true, correct, and complete as of the date hereof and the Closing.

Section 4.1 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Buyer is a party. Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 4.2 Restricted Shares. Buyer acknowledges that the Shares purchased have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act which relate to private offerings, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. Buyer acknowledges that the shares shall bear restrictive legends.

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Section 4.3 Buyer’s Sophistication. Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk in that the Company has no current business operations or plans and may require substantial funds; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-listed and non -registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to Buyer is not registered with the SEC or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom.

ARTICLE V POST-CLOSING COVENANTS

Seller hereby covenants to Buyer as follows:

Section 5.1 Post-Closing SEC Reports. Upon the Closing, Seller shall cause the Company to timely file a Current Report on Form 8-K disclosing the entry by Seller of this Agreement. From and after the Closing Date until the filing of Quarterly Report on Form 10-Q or Annual Report on Form 10-K with the SEC (“Periodic Report”), Seller shall timely collect and deliver necessary information of the Company’s business or operation prior to and as of the Closing Date for the purpose of preparing the Periodic Report and shall use its best efforts to cooperate with the Company and the Company’s auditor in connection with the auditor’s review of the Periodic Report. From and after the Closing Date, in the event the SEC notifies the Company of its intent to review any SEC Report filed prior to the Closing Date or the Company receives any oral or written comments from the SEC with respect to any SEC Report filed prior to the Closing Date or any disclosure regarding the Company’s business or operations, as in existence through the date hereof in any SEC Report or registration statement filed after the Closing Date, Buyer shall promptly notify Seller and Seller shall make commercially reasonable efforts to cooperate with Buyer in connection with such review and response.

Section 5.2 Assistance with Post-Closing SEC Reports and Inquiries. Upon the request of Buyer, after the Closing Date, Seller shall use his or her best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Company for the preparation of the post-Closing Date reports that the Company is required to file with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VI REMEDIES

Section 6.1 Indemnification is Exclusive Remedy. This Agreement will be governed by the internal laws of the State of New York without regard to conflicts of laws principles. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be adjudicated by the state or federal courts located in New York, New York and may only be brought by a party if it is permitted pursuant to and is brought in accordance with the provisions of this Article VI. No party may bring any claim for breach, loss or damage arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, unless the party bringing such claim is entitled to indemnification for such breach, loss or damage pursuant to Article VI of this Agreement.

Section 6.2 Indemnification.

(a) Indemnification by Seller. From and after the Closing, Seller agrees to indemnify Buyer and each of its affiliates and each of its managers, directors, officers, employees, agents and advisors (including financial advisors, attorneys and accountants) against all actual losses, damages and expenses (collectively, “Losses”) actually incurred by Buyer, caused by (i) any breach of any representation or warranty made by Seller in Article III of this Agreement or made by the Company in Article II of this Agreement or in any document or certificate delivered by Seller pursuant to this Agreement; and (ii) any breach of any covenant or obligation of Seller in this Agreement or any documents required to be performed by Seller on, prior or after the Closing Date. The representations, covenants and warranties of the Seller shall survive the Closing for a period of six (6) months.

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(b) Indemnification by Buyer. From and after the Closing, Buyer agrees to indemnify the Company and Seller against all actual Losses actually incurred by Seller, caused by (i) any breach of any representation or warranty made by Buyer in Article IV of this Agreement; and (ii) any breach of any covenant or obligation of Buyer pursuant to this Agreement or any documents required to be performed by Buyer after the Closing Date.

Section 6.3 Certain Limitations. The party making a claim under this Article VI is referred to as the "Indemnified Party," and the party against whom such claims are asserted under this Article VI is referred to as the "Indemnifying Party." The indemnification provided for in Section 6.2 shall be subject to the following limitations:

(a)                Payments by an Indemnifying Party pursuant to Section 6.2 (a) or 6.2 (b) in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(b)               Payments by an Indemnifying Party pursuant to Section 6.2 (a) or 6.2 (b) in respect of any Loss shall be reduced by an amount equal to any tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(c)                In no event shall any Indemnifying Party be liable to any Indemnified Party for: (i) any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, or (ii) any amounts that would in the aggregate exceed Fifty Thousand ($50,000) dollars.

(d)               Each Indemnified Party shall take, and cause its affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 6.4 Indemnification Procedures.

(a)                Except to the extent set forth in this Section 6.4, a party will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a written notice (a “Claim Notice”) setting forth in reasonable detail: (i) the breach or other matter giving rise to such indemnification claim which is asserted, (ii) the estimated amount, if reasonably practicable, of the Losses that have been incurred by the Indemnified Party in connection therewith, and (iii) copies of any notices, claims or complaints sent or filed by the claimant, has been given to the Indemnifying Party promptly, but in any event within thirty (30) days, after the Indemnified Party becomes aware of such claim (including the assertion or commencement of any third-party claim). Notwithstanding the preceding sentence, failure of the Indemnified Party to give timely notice hereunder shall not release the Indemnifying Party from its obligations under this Section 6.4, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice.

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(b)                Upon receipt of notice of any claim, suit, action or legal proceeding by a third party for which indemnification might be claimed by an Indemnified Party (a “Third-Party Claim”), the Indemnifying Party shall be entitled to defend, contest or otherwise protect against the Third-Party Claim at its own cost and expense, by providing written notice to the Indemnified Party of such election within thirty (30) days after the Indemnified Party receives a Claim Notice with respect to such Third-Party Claim, and the Indemnified Party must cooperate in any such defense or other action; provided, that the Indemnifying Party may not control the defense of any Third-Party Claim that is criminal in nature or that seeks non-monetary equitable relief that would reasonably be expected to be material to the Indemnified Party if adversely determined. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnifying Party does not elect to assume defense of the Third-Party Claim, is not entitled under this Section 6.4 to control the defense of the Third-Party Claim or fails to competently conduct the defense of such Third-Party Claim. If the Indemnifying Party undertakes the defense of a Third-Party Claim, the Indemnified Party shall not, so long as the Indemnifying Party competently conducts the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except (i) where separate representation is necessary, in the reasonable opinion of counsel to the Indemnified Party, to avoid a conflict of interest that cannot be waived such that representation of both parties by the same counsel would violate processional standards of conduct for attorneys in the jurisdiction where the Indemnifying Party’s counsel is practicing on behalf of the Indemnifying Party, or (ii) reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third-Party Claim, no compromise or settlement of the Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the Indemnifying Party does not elect to assume control of the Third-Party Claim or otherwise is not entitled to control such Third-Party Claim in accordance with this Section 6.4, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys’ fees, disbursements and all amounts paid as a result of such Third-Party Claim or the compromise or settlement thereof. Notwithstanding the foregoing, the Indemnified Party may not compromise or settle any Third-Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned).

Section 6.5 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

ARTICLE VII TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                by the mutual written consent of Seller and Buyer;

(b)                by Buyer by written notice to Selle rif:

(i)        Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article I and such breach, inaccuracy or failure cannot be cured by Seller by August 20, 2021 (the "Drop Dead Date"); or

(i)       any of the conditions set forth in Article I shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)                by Seller by written notice to Buyer if:

(i)       Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article I and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

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(i)       any of the conditions set forth in Article I shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)                by Buyer or Seller in the event that:

(i)       there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(i)       any Governmental Authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement, and such governmental order shall have become final and non-appealable.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto.

ARTICLE VIII MISCELLANEOUS

Section 8.1 Notification of OTC Markets Group, Inc. and Nevada Secretary of State. Upon Closing, Seller shall cooperate with Buyer in notifying the state of Nevada, OTC Markets Group, Inc. and the markets generally of the change in control of the Company.

Section 8.2 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The parties agree and acknowledge that the Company shall be entitled to file a Current Report on Form 8-K disclosing the terms and conditions of this Agreement, including without limitation, attaching the full copy of this agreement as an exhibit to such Current Report.

Section 8.3 Third Party Beneficiaries. This contract is among Seller, Buyer and the Company. Except for the shareholders of the Company, no other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.4 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and discussions between Buyer and Seller. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provisions hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

Section 8.6 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

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Section 8.7 Waiver of Jury Trial. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER.

Section 8.8 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 8.9 Brokers and Finders. Each of Buyer and Seller shall be liable for its own finder’s fee, or any other type of fee related to the sale contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller Chuah Su Mei By: ____________________	**Buyer** Silver Glory Group Limited By: ____________________ Name: Title:
Address of Seller for Notices: No. 45-2, Jalan USJ 21/10 Subang Jaya 47640 Selangor Darul Ehsan, Malaysia Email:[•] With a copy to (which shall not constitute notice):	Address of Buyer for Notices: [•] No. a1111, Huafeng financial port, 1003 Xin'an Sixth Road, Bao'an District, Shenzhen City, Guangdong Province, China Email: [•] 1278713312@qq.com With a copy to (which shall not constitute notice):
Company TIANCI INTERNATIONAL, INC. By: ____________________ Name: Title: CEO	
Address of the Company for Notices: (prior to the Closing) No. 45-2, Jalan USJ 21/10 Subang Jaya 47640 Selangor Darul Ehsan, Malaysia Email: [•] With a copy to (which shall not constitute notice):	
(upon and following the Closing) Email: ____[•]__________________ With a copy to (which shall not constitute notice):

Seller Chuah Su Mei Buyer Silver Glory Group Limited Company Tianci International, Inc.

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